Exhibit 99.1

Calix Releases Fourth Quarter 2022 Financial Results

SAN JOSE, CA – January 25, 2023 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for its fourth quarter 2022, which have been posted as a letter to stockholders to the investor relations section of its website. Please visit the Calix investor relations website at https://investor-relations.calix.com to view the fourth quarter 2022 financial results in our letter to stockholders, along with accompanying supplemental financial information.

A conference call to discuss these results with President & CEO, Michael Weening, CFO, Cory Sindelar and Chairman, Carl Russo will be held tomorrow, January 26, 2023, at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time.

Interested parties may listen to a live webcast of the conference call by visiting the Events section of the Calix Investor Relations website. The live conference call will also be available via teleconference by dialing (877) 407-4019 or international (201) 689-8337 with conference ID# 13734805. Participants may also click this link for instant telephone access to the event. The link will become active approximately 15 minutes prior to the start of the conference call. The conference call and webcast will include forward-looking information.

A replay of the conference call will also be available on the Calix investor relations website following the completion of the call. The call will be archived on the Events page of the Calix investor relations website.

About Calix
Calix, Inc. (NYSE: CALX) – Broadband service providers (BSPs) of all sizes leverage the Calix broadband platform and managed services to simplify their businesses, excite their subscribers and grow their value. The Calix platform and managed services enable our customers to grow their subscriber base, revenue, profitability and subscriber satisfaction and ultimately transform the communities that they serve. Calix team members are dedicated to driving continuous improvement in partnership with our growing ecosystem to support the transformation of our BSP customers and their communities.

Investor Inquiries:
Jim Fanucchi
VP, Investor Relations
InvestorRelations@calix.com
(408) 404-5400